UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2013

_________________

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54111	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9530 Main Street Clarence, New York (Address of Principal Executive Office)		14031 (Zip Code)
Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2013, the Board of Directors of 22nd Century Group, Inc. (the “Company”) appointed Mr. John T. Brodfuehrer as Chief Financial Officer and Treasurer of the Company, effective April 1, 2013. In connection with Mr. Brodfuehrer’s appointment, Mr. Henry Sicignano III will step down from his role as interim Chief Financial Officer; Mr. Sicignano will continue to serve as President, Secretary and Director of the Company.

Mr. Brodfuehrer, age 55, has served for the past two years as Chief Financial Officer of Latina Boulevard Foods, LLC, or LBF, an entity formed as the result of a merger of two long-time Western New York wholesale food distributors. Prior to his employment with LBF, Mr. Brodfuehrer was Vice-President of Retail Accounting for United Refining Company, or URC, an independent refiner and marketer of petroleum products. Prior to his time at URC, Mr. Brodfuehrer served in multiple roles over a twenty-four year span with NOCO Incorporated (formerly NOCO Energy Corp.), or NOCO, a diversified distributor of energy products and related services. Mr. Brodfuehrer served as NOCO’s Chief Financial Officer, Vice-President and as a member of the Board of Directors from 2000 to 2009. Mr. Brodfuehrer earned a Bachelor of Science in Business Administration, summa cum laude, from the State University of New York at Buffalo in 1979 and became a New York State Certified Public Accountant in 1981.

Mr. Brodfuehrer executed an employment agreement by and between himself and the Company dated March 19, 2013 (the “Employment Agreement”) for an initial term of two years. Pursuant to the Employment Agreement, Mr. Brodfuehrer will earn an initial base salary of one hundred ten thousand dollars ($110,000.00) and may become eligible for certain bonuses and equity awards. Further, if Mr. Brodfuehrer’s employment is terminated prior to the end of the initial two year term by the Company without “Cause” or by Mr. Brodfuehrer for Good Reason (as such terms are defined in the Employment Agreement), Mr. Brodfuehrer will be entitled to a severance benefit in the form of a continuation of his then-base salary until the later of (i) six months from the termination date or (ii) the expiration of the initial two year term. The description of the Employment Agreement is qualified by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1.

In connection with his appointment, Mr. Brodfuehrer was also awarded one hundred thousand (100,000) restricted shares of the Company’s common stock (the “Shares”). All of the Shares are subject to forfeiture until the first to occur of the following: (i) the one-year anniversary of March 19, 2013, (ii) a Change in Control of the Company (as defined in the Employment Agreement), (iii) the termination of Mr. Brodfuehrer’s employment with the Company by Death or Disability (as defined in the Employment Agreement), or (iv) the termination of Mr. Brodfuehrer’s employment with the Company without “Cause” (as defined in the Employment Agreement). The Shares are also subject to restrictions on transfer as set forth in that certain Lock-Up Agreement dated January 11, 2013 by and between the Company and certain executives of the Company.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is being filed herewith:

(10.1) Employment Agreement between Mr. Brodfuehrer and the Company dated March 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Joseph Pandolfino
Date: March 25, 2013	Joseph Pandolfino
Chief Executive Officer